EXHIBIT 32.1

                    CERTIFICATIONS PURSUANT TO RULE 15D-14(B)
                    -----------------------------------------

     In connection with the Annual Report of Freedom Bancshares, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Vincent D. Cater, Chief Executive Officer of the Company, and Clyde A. McArthur, Chief Financial Officer of the Company, respectively, do each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                               /s/ Vincent D. Cater
                               ---------------------------------
                               Vincent D. Cater
                               Chairman and Chief Executive Officer
                               March 30, 2005



                               /s/ Clyde A. McArthur
                               ---------------------------------
                               Clyde A. McArthur
                               Senior Vice President and Chief Financial Officer March 30, 2005